UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 18, 2005

TEDA TRAVEL INCORPORATED

(Exact name of Registrant as specified in charter)

Florida	000-29077	65-0963971
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification Number)

Suite 2102 Chinachem Century Tower

178 Gloucester Road

Wanchai, Hong Kong

(Address of principal executive offices)

Registrant’s telephone number, including area code:  (852) 2833-2186

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities

On December 20, 2004, the Board of Directors of Teda Travel, Inc., a Florida corporation (the “Registrant”), authorized and approved the issuance of 8,020,000 shares of common stock to its Chief Executive Officer, Godfrey Hui, as compensation for past services rendered to the Registrant.  The issuance of these shares was exempt from registration under Section 4(2) of the Securities Act, as amended.

Item 3.03 Material Modifications to Rights of Security Holders

On January 27, 2005, the Board of the Registrant authorized the distribution of substantially all of the shares of common stock of Teda Travel Group, Inc. (TTG), a Delaware corporation, it owns to the Registrant’s shareholders (“Stock Distribution”).  The record date for the distribution was January 29, 2005.

The Registrant is set to distribute an aggregate of 17,853,300 TTG Shares, such that a shareholder shall receive 0.717 share for every share of Registrant common stock held as of the record date and that the Registrant shall retain the remaining 278 TTG Shares.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEDA TRAVEL INCORPORATED

By:	/s/ GODFREY CHIN TONG HUI
Godfrey Chin Tong Hui
Chief Executive Officer

Dated: February 18, 2005